Bionano Reports Second Quarter 2024 Results and Highlights Recent Business Progress
•Q2 2024 revenue was $7.8 million, which represents a 10% decrease from Q2 2023
•Total installed base of 363 optical genome mapping (OGM) systems as of Q2 2024, which represents a 29% increase over Q2 2023
•Sold 6,165 nanochannel array flowcells in Q2 2024, which represents a 13% decrease from the number of flowcells sold in Q2 2023
•The editorial panel of the American Medical Association (AMA) established a new Category I Current Procedural Terminology (CPT®) code for the use of OGM in cytogenomic genome-wide analysis to detect structural and copy number variations related to hematological malignancies
•Conference call today, August 7th, 2024, at 4:30 PM ET
SAN DIEGO, August 7, 2024 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the second quarter ended June 30, 2024.
“We saw positive growth in the OGM installed base this quarter, along with key advancements to our VIA software and the achievement of a significant milestone with the establishment of a Category I CPT code for OGM, which we believe will raise the awareness and utility of OGM,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “We are continuing to focus on strengthening the company’s long-term growth profile and prioritizing efficiencies as we manage through a transition into a lower resource environment. We expect to continue to invest in opportunities where we see the greatest potential to increase global adoption and utilization of OGM.”
Recent Highlights
•Announced a registered direct offering and concurrent private placement of clinical milestone-linked Series A and Series B warrants of up to $30.0 million:
◦Upfront gross proceeds to the Company of approximately $10.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company; funds will be used for general corporate purposes.
◦Potential additional gross proceeds of up to $20.0 million upon the cash exercise (subject to stockholder approval) in full of the Series A and Series B warrants to purchase an aggregate of 35,026,272 shares.
•Additional updates and improvements to the Company’s end-to-end workflow are anticipated for the second half of 2024:
◦A pre-commercial version of the Ionic® Purification System for isolation of DNA for OGM analysis completed evaluation at two customer sites, with a third site evaluation underway and a full commercial launch anticipated for the fourth quarter of 2024. Customers have shared positive feedback, and validated Ionic’s ability to reduce the OGM sample-to-answer workflow to as few as two days.
◦Improvements to data analysis processing time on the Stratys™ Compute, a high-performance workstation developed in collaboration with NVIDIA, are anticipated for the fourth quarter of 2024. Both product enhancements are expected to enable more samples to be processed more efficiently by the same number of technicians in our customers’ labs.
•Key publications support OGM’s utility in prenatal and cancer applications:
◦A peer-reviewed publication on the first phase of a multi-site prenatal study, focused on the concordance and reproducibility of OGM analysis compared with traditional methodologies, showed that, in a cohort of 200 samples (123 unique cases), OGM demonstrated an overall accuracy of 99.6%, sensitivity of 99.5%, specificity of 100%, PPV of 100%, NPV of 95.5%, and 100% reproducibility between all sites, operators, and instruments.
◦A publication from The University of Texas MD Anderson Cancer Center that assessed the utility of OGM in 159 acute myeloid leukemia (AML) cases found that OGM identified pathogenic variants and provided information on fusion genes in 48% of cases, leading to potential improvements in the accuracy of classification, and risk stratification.
◦The first multi-site study in multiple myeloma (MM) comparing OGM to traditional cytogenetic methods for the detection of structural variants showed that OGM uniquely identified complex genomic rearrangements that are associated with cancer proliferation and progression, resulting in a change in prognostication beyond that indicated by traditional cytogenetic analysis in 18% of cases; additionally, in 11% of cases, OGM’s unique findings provided precise information that could be used to predict response to targeted therapies.
•Full year 2024 revenue guidance of $36.0 to $40.0 million; revenue for the third quarter of 2024 is expected to be $7.9 to $8.9 million.
Q2 2024 Highlights
•The editorial panel of the American Medical Association (AMA) established a new Category I Current Procedural Terminology (CPT®) code for the use of OGM in cytogenomic genome-wide analysis to detect structural and copy number variations related to hematological malignancies. The CPT code is a key component in obtaining reimbursement for the OGM-Dx™ HemeOne laboratory developed test (LDT) from third party payors.
•Completely retired $15.3 million of outstanding convertible notes for a redemption payment of $17.6 million and a retirement fee of $2.2 million, with proceeds from a private placement of senior secured convertible debentures due May 2026; the Company received gross proceeds of $18.0 million in connection with the private placement. The financing provides the Company significant financial flexibility by retiring near-term debt maturities, and extending principal redemption payments.
•Announced a registered direct offering in April 2024, with upfront gross proceeds to the Company of approximately $10.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company; funds will be used for general corporate purposes.
•Entered into a software marketing agreement with Revvity, Inc. under which Revvity will market and commercialize Bionano’s VIA™ software as part of its newborn sequencing research workflow. VIA is expected to enhance the comprehensive reporting capabilities of Revvity’s sequencing solution by adding an assessment of copy number variants to its next generation sequencing workflow and streamlining the workflow’s interpretation capabilities.
•Installed base of OGM systems totaled 363 at the end of the second quarter of 2024, which represents a 29% increase over the 281 installed systems reported at the end of the second quarter of 2023.
•6,165 nanochannel array flowcells sold during the second quarter of 2024, which represents a decrease of 13% from the 7,062 flowcells sold during the second quarter of 2023.
•Announced advancements to the Company’s suite of comprehensive software analysis tools for cancer; enhancements include a novel aneusomy caller feature, Phred-like quality scores for detected variants, enhanced visualization with VIA circos plots, and customizable reporting options.
•Three peer-reviewed publications highlighted OGM’s ability to assess genome integrity in therapeutic cell lines like chimeric antigen receptor-modified T cells (CAR-T), stem cells, and cell lines used for translational research in unraveling genetic causes of Alzheimer’s disease; taken together, the publications illustrated that OGM can be highly sensitive for genome-wide detection of on and off target effects that may limit the utility of stem cell lines and CAR-T cell products.

Q2 2024 Financial Results
•Total revenue for the second quarter of 2024 was $7.8 million, a decrease of 10% compared to the second quarter of 2023.
•GAAP gross margin for the second quarter of 2024 was 33%, compared to 27% from the second quarter of 2023. Second quarter 2024 non-GAAP1 gross margin was 35%, compared to 29% from the second quarter of 2023. Second quarter 2024 non-GAAP gross margin excludes $128,000 in stock-based compensation and $7,000 of restructuring expense.
•Second quarter 2024 GAAP operating expense was $19.6 million, and $18.8 million on a non-GAAP basis, which is a decrease of 53% and 46%, respectively, from the second quarter of 2023. Non-GAAP operating expense in the second quarter of 2024 excludes restructuring costs, stock-based compensation, and other adjustments as detailed in the reconciliation table accompanying this press release. Second quarter 2023 GAAP to non-GAAP reconciliation can be found in the same table in this release.
•Cash, cash equivalents, available-for-sale securities, and restricted cash were $30.3 million as of June 30, 2024. As of June 30, 2024, $11.4 million was subject to certain restrictions. As of June 30, 2024, the aggregate principal amount of senior secured convertible debentures outstanding was $20.0 million.
•Raised $2.1 million in net proceeds in the second quarter of 2024 through our ATM facility.

Gülsen Kama, chief financial officer at Bionano added, “We were pleased to see significant year-over-year improvements in operating expense and cash burn this quarter as a result of the cost savings initiatives enacted in 2023 and March this year. We remain on track to reduce annualized non-GAAP operating expenses by approximately $65.0 to $75.0 million by the first quarter of 2025 as part of our efforts to extend our cash runway.”

Conference Call & Webcast Details

Date:	Wednesday, August 7th, 2024
Time:	4:30 p.m. ET
Participant Link:	https://register.vevent.com/register/BI2ef777b10de84c8cbc5a688fcdf0f5d3
Webcast Link:	https://edge.media-server.com/mmc/p/jojadok2/
Participants may access a live webcast of the call on the Investors page of the Bionano website. A replay of the conference call and webcast will be archived on Bionano’s investor relations website at https://ir.bionano.com/ for at least 30 days.

1Non-GAAP gross margin and operating expense are non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to “Non-GAAP Financial Measures”, and for a reconciliation of non-GAAP cost of revenue and operating expense to cost of revenue and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.For more information, visit www.bionano.com and www.bionanolaboratories.com .
Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release, which are non-GAAP financial measures. Non-GAAP operating expense excludes from GAAP reported operating expense the following components as detailed in the reconciliation table accompanying this press release: costs directly attributable to the company restructuring, stock-based compensation, amortization of intangibles, change in fair value of contingent consideration and certain deal-related costs. Non-GAAP gross margin excludes from GAAP reported gross margin stock-based compensation and certain restructuring expense as detailed in the reconciliation table accompanying this press release.
Bionano believes that non-GAAP gross margin and non-GAAP operating expense are useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. Bionano uses non-GAAP gross margin and non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis of its operating performance in order to understand, manage and evaluate its business and to make operating decisions. Accordingly, Bionano believes these measures allow for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Bionano in this press release and the accompanying reconciliation table have limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP gross margin and non-GAAP operating expense to gross margin and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

Forward-Looking Statements of Bionano Genomics
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “expect,” “may,” “plan,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our revenue guidance, our expectations regarding product uptake, revenue growth, market development and increased OGM adoption, including through publications highlighting the utility and applications of OGM; our growth prospects and future financial and operating results; the growth of our installed OGM system base; the sales of our flowcell consumables and the other expectations related thereto; our commercial expectations, including the potential to increase global adoption and utilization of OGM; the anticipated benefits and success of our collaboration efforts; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; our ability to drive adoption of OGM and our technology solutions; any potential proceeds from the exercise of the Series A and Series B warrants; our cost savings and strategic productivity initiative including the expected reduction in annualized operating expenses and the timing for achieving such reduction; and efforts to extend our cash runway. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; the impact of adverse geopolitical and macroeconomic events, such as recent and potential future bank failures and the ongoing conflicts between Ukraine and Russia and in the middle east, on our business and the global economy; general market conditions, including inflation and supply chain disruptions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; our ability to obtain stockholder approval for the exercise of the Series A and Series B warrants; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$10,425,000	$17,948,000
Investments	8,516,000	48,823,000
Accounts receivable, net	6,255,000	9,319,000
Inventory	19,475,000	22,892,000
Prepaid expenses and other current assets	4,889,000	6,019,000
Restricted cash	11,008,000	—
Restricted investments	—	35,117,000
Total current assets	60,568,000	140,118,000
Restricted cash, net of current portion	400,000	400,000
Property and equipment, net	24,863,000	23,345,000
Operating lease right-of-use asset	4,221,000	5,633,000
Financing lease right-of-use asset	3,402,000	3,503,000
Intangible assets, net	30,021,000	33,974,000
Other long-term assets	5,889,000	7,431,000
Total assets	$129,364,000	$214,404,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,734,000	$10,384,000
Accrued expenses	5,530,000	8,089,000
Contract liabilities	1,147,000	783,000
Operating lease liability	2,139,000	2,163,000
Finance lease liability	266,000	272,000
Purchase option liability (at fair value)	—	8,534,000
Convertible notes payable (at fair value)	19,359,000	69,803,000
Total current liabilities	37,175,000	100,028,000
Operating lease liability, net of current portion	2,242,000	3,590,000
Finance lease liability, net of current portion	3,564,000	3,585,000
Contingent consideration	5,774,000	10,890,000
Long-term contract liabilities	272,000	154,000
Total liabilities	49,027,000	118,247,000
Stockholders’ equity:
Common stock	7,000	5,000
Preferred Stock	—	—
Additional paid-in capital	709,187,000	677,337,000
Accumulated deficit	(628,854,000)	(581,208,000)
Accumulated other comprehensive income (loss)	(3,000)	23,000
Total stockholders’ equity	80,337,000	96,157,000
Total liabilities and stockholders’ equity	$129,364,000	$214,404,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$6,510,000	$6,609,000	$13,338,000	$12,056,000
Service and other revenue	1,261,000	2,053,000	3,202,000	4,021,000
Total revenue	7,771,000	8,662,000	16,540,000	16,077,000
Cost of revenue:
Cost of product revenue	4,703,000	4,752,000	9,607,000	8,610,000
Cost of service and other revenue	483,000	1,602,000	1,525,000	3,090,000
Total cost of revenue	5,186,000	6,354,000	11,132,000	11,700,000
Operating expenses:
Research and development	6,831,000	14,610,000	16,608,000	28,547,000
Selling, general and administrative	11,557,000	26,936,000	31,092,000	52,913,000
Restructuring costs	1,215,000	—	5,847,000	—
Total operating expenses	19,603,000	41,546,000	53,547,000	81,460,000
Loss from operations	(17,018,000)	(39,238,000)	(48,139,000)	(77,083,000)
Other income (expenses):
Interest income	457,000	689,000	1,500,000	1,392,000
Other income (expense)	363,000	(330,000)	(998,000)	(288,000)
Total other income (expense)	820,000	359,000	502,000	1,104,000
Loss before income taxes	(16,198,000)	(38,879,000)	(47,637,000)	(75,979,000)
Provision for income taxes	(26,000)	(33,000)	(9,000)	(59,000)
Net loss	$(16,224,000)	$(38,912,000)	$(47,646,000)	$(76,038,000)

Bionano Genomics, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross margin:
GAAP revenue	$7,771,000	$8,662,000	$16,540,000	$16,077,000
GAAP cost of revenue	5,186,000	6,354,000	11,132,000	11,700,000
GAAP gross profit	2,585,000	2,308,000	5,408,000	4,377,000
GAAP gross margin %	33%	27%	33%	27%

Adjusted non-GAAP gross margin:
GAAP revenue	$7,771,000	$8,662,000	$16,540,000	$16,077,000
GAAP cost of revenue	5,186,000	6,354,000	11,132,000	11,700,000
Stock-based compensation expense	(128,000)	(198,000)	(256,000)	(344,000)
COGS restructuring	(7,000)	—	(18,000)	—
Adjusted non-GAAP cost of revenue	5,051,000	6,156,000	10,858,000	11,356,000
Adjusted non-GAAP gross profit	2,720,000	2,506,000	5,682,000	4,721,000
Adjusted non-GAAP gross margin %	35%	29%	34%	29%

GAAP operating expense
GAAP selling, general and administrative expense	$11,557,000	$26,936,000	$31,092,000	$52,913,000
Stock-based compensation expense	(2,341,000)	(2,433,000)	(4,057,000)	(4,812,000)
Intangible asset amortization	(1,714,000)	(1,793,000)	(3,506,000)	(3,585,000)
Change in fair value of contingent consideration	4,476,000	(1,429,000)	5,116,000	(2,218,000)
Loss on intangible asset impairment	—	—	$(448,000)	$—
Transaction related expenses	91,000	—	$—	$—
Adjusted non-GAAP selling, general and administrative expense	12,069,000	21,281,000	28,197,000	42,298,000
GAAP research and development expense	$6,831,000	$14,610,000	$16,608,000	$28,547,000
Stock-based compensation expense	(114,000)	(1,301,000)	(1,285,000)	(2,658,000)
Adjusted non-GAAP research and development expense	6,717,000	13,309,000	15,323,000	25,889,000
GAAP restructuring costs	$1,215,000	$—	$5,847,000	$—
Restructuring costs	(1,215,000)	—	$(5,847,000)	$—
Adjusted non-GAAP restructuring costs	—	—	$—	$—
Total adjusted non-GAAP operating expense	$18,786,000	$34,590,000	$43,520,000	$68,187,000